                           RHYTHMS NETCONNECTIONS INC.

                                   TERM SHEET

         This term sheet (this "TERM SHEET"), dated as of August 1, 2001 summarizes the general terms and conditions of a restructuring or an orderly wind-down and distribution of proceeds of Rhythms NetConnections Inc. ("RHYTHMS," and together with its direct and indirect subsidiaries, the "COMPANY") as agreed to by and among the Company, J.W. Braukman, Steve Stringer (solely with respect to the treatment of their respective employment agreements as described herein), and certain holders (the "NOTEHOLDERS") of the 12-3/4% Senior Notes due 2009, the 13-1/2% Senior Discount Notes due 2008, and the 14% Senior Notes due 2010 (collectively, the "NOTES"), all issued by Rhythms.

RESTRUCTURING PROCESS

     - FILING DATE AND VOTING AGREEMENTS: The Company shall file petitions under chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101-1330 (as amended, the "BANKRUPTCY CODE") commencing reorganization cases (the "CHAPTER 11 CASES") on August 1, 2001 (the "FILING DATE") in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT"), PROVIDED THAT on or before the Filing Date, the Company shall have received executed voting agreements (the "VOTING AGREEMENT") from Noteholders holding or managing at least 60% (the "FILING MAJORITY") of the Notes (those Noteholders executing the Voting Agreement being referred to as the "CONSENTING NOTEHOLDERS"), which Voting Agreement shall be reasonably satisfactory in form and substance to the Company and the Consenting Noteholders; PROVIDED, HOWEVER, that the Company may commence the Chapter 11 Cases with less than the Filing Majority.

     - FIRST-DAY ORDERS: On the Filing Date, the Company shall file, among other customary "first-day" motions (collectively, the "FIRST DAY MOTIONS"), a motion pursuant to sections 105 and 363 (the "SALE MOTION," and together with the First Day Motions, the "MOTIONS") of the Bankruptcy Code seeking the entry of an order establishing procedures for receiving bids for (i) an investment necessary to accomplish a stand-alone reorganization of the Company (a "REORGANIZATION BID"),
         (ii) a sale of the Company or all or substantially all of the assets of the Company (a "GOING CONCERN ASSETS BID") or (iii) a sale of select assets of the Company (a "SELECT ASSETS BID," and together with any Reorganization Bids and Going Concern Assets Bids, the "BIDS"). The Sale Motion shall set forth the procedure for bidding on the assets of the Company and may provide for appropriate bidding incentives such as customary break-up fees. If the form and substance of the First Day Motions are reasonably acceptable to the Consenting Noteholders, the Consenting Noteholders will support the entry of customary first-day orders authorizing such actions as the payment of prepetition wages, and enjoining the Company's utilities from discontinuing service and other similar actions. The Company has provided copies of the Motions set forth on Exhibit D and the motion to assume the employment agreements of Messrs. Stringer and Braukman to the advisors for the Consenting Noteholders and such advisors have not objected to the form and substance thereof.

     - AUCTION: The Company shall conduct an auction for consideration of the Bids (the "AUCTION") on the date (the "BID DATE") that is no later than forty-five (45) days from the Filing Date or on such later date as agreed to in writing by the Company and Consenting Noteholders holding a majority of the outstanding principal amount of the Notes held or managed by the Consenting Noteholders (a "COMMITTEE MAJORITY").

     - TERMINATION NOTICE: If Noteholders holding or managing at least 66-2/3% of the Notes shall have executed the Voting Agreement, the Company shall provide the required 31-day advance notice of termination of service to its customers (the "SERVICE TERMINATION NOTICE") on or before August 10, 2001. In the event the Company provides the Service Termination Notice on or before August 10, 2001, accepts a Select Assets Bid, and otherwise complies with the provisions of this Term Sheet and the Voting Agreement, then the Company's equity holders will receive pursuant to a confirmed plan of reorganization or plan of liquidation (collectively, the "PLAN") the proceed allocations as calculated on Schedule B annexed hereto and as more fully described below; PROVIDED, HOWEVER, that if the Company fails to provide the Service Termination Notice to its customers on or before August 10, 2001, revokes or otherwise withdraws or amends the Service Termination Notice, then the Voting Agreement and this Term Sheet shall automatically terminate and the provisions thereof and hereof shall be deemed null and void.

     - Notwithstanding the foregoing, in the event the Company accepts a Reorganization Bid or a Going Concern Assets Bid that is not acceptable to a Committee Majority, then the Voting Agreement and this Term Sheet shall automatically terminate and the provisions thereof and hereof shall be deemed null and void.

     - REDUCTION OF CASH BURN RATE: The Company will have reduced its cash burn rate to $1 million per day by July 1, 2001 and will further reduce its burn rate in accordance with the schedule set forth on Schedule A (the "CASH BURN SCHEDULE"), unless the terms of a bid acceptable to the Company and the Committee Majority require otherwise.

     - TERMINATION EVENTS: "Noteholders' Termination Event", wherever used herein, means any of the following events (whatever the reason for such Noteholders' Termination Event and whether it will be voluntary or involuntary):

                  a. the Company does not commence the Chapter 11 Cases on the Filing

                      Date;

                  b. the Company does not send the required Service Termination Notice on or before August 10, 2001;

                  c. the Company amends, withdraws or revokes the Service Termination Notice or such notice is declared void or ineffective

                  d. the Company does not reduce its daily cash burn rate in accordance with the time periods and amounts set forth on the Cash Burn Schedule;

                  e. the Company does not conclude the Auction and select the winning bid(s) on or before September 14, 2001;

                  f. the Company accepts or moves for approval of a Reorganization Bid or Going Concern Assets Bid that is not acceptable to a Committee Majority.

                  g. the Company does not obtain Bankruptcy Court approval of the successful bid(s) on or before September 21, 2001;

                  h. the Company does not obtain Bankruptcy Court approval of a disclosure statement (the "DISCLOSURE STATEMENT") for the Plan on or before October 25, 2001;

                  i. the Bankruptcy Court does not confirm the Plan on or before
                     November 26, 2001;

                  j. the Company does not commence distributions under the Plan to the bondholder class on or before December 10, 2001;

                  k. a trustee or examiner with enlarged powers shall have been appointed under section 1104 or 105 of the Bankruptcy Code for service in the Chapter 11 Cases;

                  l. the Chapter 11 Cases shall have been converted to cases under chapter 7 of the Bankruptcy Code;

                  m. the Company shall have materially breached any provision of the Voting Agreement or this Term Sheet, including, but not limited to, ceasing to use its commercially reasonable best efforts to obtain approval of the Disclosure Statement and confirmation of the Plan;

                  n. the Plan provides or is modified to provide for any terms that are materially adverse to or materially inconsistent with the terms set forth in this Term Sheet, it being understood that any improvement in the distribution to holders of the Notes under the Plan shall not be deemed to be materially adverse;

                  o. after filing the Plan, the Company (i) submits a second or amended plan of reorganization/liquidation that does not incorporate all the terms and provisions of this Term Sheet or (ii) moves to withdraw or withdraws the Plan;

                  p. a transaction other than the structure contemplated by this Term Sheet is approved by the Bankruptcy Court; and

                  q. the Bankruptcy Court or any other court of competent jurisdiction or governmental agency or body grants relief that is materially inconsistent with this Term Sheet, including, without limitation, a motion to vacate or modify the automatic stay to seize or dissipate $2.5 million (exclusive of the Escrowed Funds (as defined below) in unencumbered cash or cash equivalents of the Company.

The foregoing Noteholders' Termination Events are intended solely for the benefit of the Consenting Noteholders. Except as provided in the immediately succeeding paragraph, all provisions of this Term Sheet, the Voting Agreement, and the Restricted Period (as defined in section 5.02 of the Voting Agreement) shall terminate automatically without the act of any Party upon the occurrence of any of the Noteholders' Termination Events unless the occurrence of such Noteholders' Termination Event is waived in writing within three (3) days of its occurrence by a Committee Majority. If any Noteholders' Termination Event occurs (and has not been waived) or the Company terminates this Term Sheet or the Voting Agreement after the occurrence of a Company Termination Event at a time when approval of the Bankruptcy Court shall be required for a Consenting Noteholder to change or withdraw (or cause to be changed or withdrawn) its votes to accept the Plan, the Company shall not oppose any attempt by such Consenting Noteholder to change or withdraw (or cause to be changed or withdrawn) such votes at such time. Except as with respect to a Survival Event (as defined below) or unless such Noteholders' Termination Event is waived in accordance with the terms hereof, upon the occurrence of a Noteholders' Termination Event or a termination of this Term Sheet or the Voting Agreement by the Company after the occurrence of a Company Termination Event, each of the Consenting Noteholders shall have all rights and remedies available to it under the Indentures, other documents relating to the Notes, as the case may be, applicable law, or otherwise, with respect to any default under the Indentures that may have occurred at any time prior to such event and which default has not been waived or otherwise cured.

If the transactions contemplated by this Term Sheet and the Voting Agreement are not consummated solely because the Plan does not satisfy the requirements of section

1129(a) of the Bankruptcy Code, the Parties shall have the benefits of the provisions of this Term Sheet other than the proceeds allocation provisions as described herein as contemplated in Schedule B hereto, and such benefits shall survive the termination of this Term Sheet and the Voting Agreement (such events being "SURVIVAL EVENTS").

The Company shall, and shall cause each of its wholly owned subsidiaries at all times to immediately advise the Consenting Noteholders of any breach of the Voting Agreement or this Term Sheet by or on behalf of the Company or of the occurrence of any Noteholders' Termination Event.

The waiver in writing by a Committee Majority of any condition hereunder or of the occurrence of any Noteholders' Termination Event shall not relieve any other Party of any liability or obligation with respect to any covenant or agreement set forth in this Term Sheet or the Voting Agreement.

Notwithstanding anything to the contrary contained in this Term Sheet or the Voting Agreement, to the extent that (i) a Consenting Noteholder is an investment advisor or manager (the "ADVISOR") of a discretionary account (an "ACCOUNT") that holds Notes and (ii) the owner of an Account directs the Advisor to liquidate, transfer, or dispose of the Account or any securities contained therein or to take any action that is inconsistent with this Term Sheet, this Term Sheet and the Voting Agreement shall be deemed automatically terminated with respect to such Account without any further action of any party and the Advisor shall notify the Company in writing within three (3) days of such occurrence; PROVIDED, HOWEVER, that, with respect to any transferee of the Notes under this paragraph, the Advisor shall use its commercially reasonable best efforts to obtain such transferee's agreement to assume all obligations of the transferor hereunder. Notwithstanding anything to the contrary contained in this Term Sheet or the Voting Agreement, a Consenting Noteholder may terminate the Term Sheet and the Voting Agreement with respect to such Consenting Noteholder if the fiduciary duties of such Consenting Noteholder, as reasonably determined by such holder, to any investor, holder or beneficial owner of the Notes shall require termination of the Term Sheet or Voting Agreement to support another transaction that may enhance value for such investor, holder or beneficial owner; PROVIDED, HOWEVER, that such transaction shall not include a liquidation or wind-down transaction that does not incorporate a proceeds allocation for the benefit of equity holders as contemplated in this Term Sheet.

Upon the occurrence of any Noteholders' Termination Event (unless such Noteholders' Termination Event is waived in accordance with the terms hereof or with respect to a Survival Event) or upon the Company's declaration of the occurrence of a Company Termination Event, this Term Sheet and the Voting Agreement shall terminate and, except as set forth in Section 15.11 thereof, no Party (as defined in the Voting Agreement) shall have any continuing liability or obligation to any other Party; PROVIDED, THAT, no such termination shall relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

The Company shall have the right to terminate (a "COMPANY TERMINATION EVENT") this Term Sheet and the Voting Agreement, by the giving of written notice to each of the Consenting Noteholders, if the Voting Agreement is materially breached by a Committee Majority or its fiduciary duties to all creditors and other constituencies so requires.

PROCEEDS ALLOCATION

     - Equity holders (preferred and common) will receive a share of the distributions made under the Plan on account of claims arising out of, or related to, the Notes (a "NOTEHOLDER CLAIM"), which Noteholder Claims will be separately classified under the Plan, which equity distributions shall be calculated according to Schedule B annexed hereto, and, subject to the performance of the Term Sheet and the Voting Agreement, such allocation shall apply irrespective of the form of plan of liquidation confirmed and the terms thereof. The allocation described in this paragraph is conditioned upon, among other things, the distribution of the escrowed monies held on account of certain issues of the Notes (the "ESCROWED FUNDS") to the holders thereof. The Escrowed Funds may be treated in a separate class under the Plan or may be distributed earlier to the holders of the Notes in accordance with the documents governing the Escrowed Funds or applicable law. The Company shall not seek or take any adverse actions against the Escrowed Funds.

RELEASES

     - The Company, Messrs. Braukman and Stringer, and each of the Consenting Noteholders shall execute the Mutual Release Agreement (annexed to the Voting Agreement as Exhibit C). Upon the occurrence of a Noteholders' Termination Event (unless such Noteholders' Termination Event is waived in accordance with the terms hereof or with respect to a Survival Event) or in the event the Company terminates this Term Sheet or the Voting Agreement, any releases provided by the Consenting Noteholders shall be automatically deemed null and void.

     - The Plan shall provide for mutual releases between the Company, Messrs. Braukman and Stringer, and each of the Consenting Noteholders, on substantially similar terms and conditions as set forth in the Mutual Release agreement (annexed to the Voting Agreement as Exhibit C), and such releases shall be effective as of the consummation date of the Plan.

COMPLIANCE WITH COLORADO WAGE ACT

     - A severance trust (the "SEVERANCE TRUST") in the amount of $7.4 million has been established and shall be supported by the Consenting Noteholders in the Bankruptcy Court (and shall not be opposed by the Consenting Noteholders in any other court, proceeding or otherwise). The Company shall not increase or seek to increase the Severance Trust through further contributions or otherwise.

     - An employee retention trust (the "RETENTION TRUST," and together with the Severance Trust, the "TRUSTS") in the amount of $7 million has been established and shall be supported by the Consenting Noteholders in the Bankruptcy Court in the Bankruptcy Court (and shall not be opposed by the Consenting Noteholders in any other court, proceeding or otherwise). The Company shall not increase or seek to increase the Retention Trust through further contributions or otherwise.

     - The severance and retention portions of the employment agreements of Steve Stringer, Chief Operating Officer and Acting Chief Executive Officer, and J.W. Braukman, Executive Vice President and Chief Financial Officer, shall be assumed under section 365 of the Bankruptcy Code and shall be administrative obligations of the Company as modified in accordance with the amended and restated employment agreements annexed hereto as Exhibit C (Exhibits A&B are referred to herein as Schedules A&B). The Company shall indemnify Steve Stringer and J.W. Braukman for all liabilities arising under the Colorado Wage Act; PROVIDED, HOWEVER, that such indemnification rights first shall be satisfied by the distributions from the Trusts and second (and lastly) by an amount not to exceed $1.625 million (solely to satisfy claims relating to six senior executives without duplication or increase). The Debtors may file a motion on the Filing Date to approve the employment agreements (as modified) to be heard at the same time as the Court establishes procedures for the Auction, and such motion, to the extent it seeks approval of the terms set forth above, shall be supported by the Consenting Noteholders.

     - Other than the Trusts and Messrs. Braukman's and Stringer's employment agreements (as amended by Exhibit C hereto), the Company shall not implement or seek authority to implement any additional employee retention, severance benefits or other compensatory programs without the consent of a Committee Majority.

     - Upon the occurrence of a Noteholders' Termination Event (unless such Noteholders' Termination Event is waived in accordance with the terms hereof or with respect to a Survival Event) or in the event the Company terminates this Term Sheet or the Voting Agreement, the Consenting Noteholders obligation to support the Trusts shall automatically terminate.

CONFIDENTIALITY PROVISIONS

     - All information obtained in the course of the negotiations leading up to this Term Sheet and the Voting Agreement shall be treated as confidential information pursuant to the confidentiality agreements previously executed by and among the Company and the Consenting Noteholders (the "CONFIDENTIALITY AGREEMENTS"), which Confidentiality Agreements are incorporated by reference as if fully set forth herein.

     - The release date contained in the Confidentiality Agreements will hereby be extended to the Filing Date.

IMPLEMENTATION

     - The Consenting Noteholders and the Company will implement this Term Sheet through the Voting Agreement. The Voting Agreement will, among other things, contain fiduciary duty exclusions with respect to the rights and duties of the members of the board of directors and for a Consenting Noteholder's service on an official committee of unsecured creditors or in furtherance of duties owed to investors.

     - In the event a Consenting Noteholder assigns its Noteholder Claim to a third party, such third party assignor must agree to be bound by the Voting Agreement, subject to the exceptions for Advisors of accounts set forth in the Noteholders' Termination Events section of this Term Sheet.

                                   SCHEDULE A

                                                                   Burn Rate per Day for the Periods
                              ----------------------------------------------------------------------------------------------------
                               July 1, 2001 -     August 1, 2001 -    August 10, 2001 -    Sept 12, 2001 -     October 1, 2001 -
                              July 31, 2001(1)    August 9, 2001        Sept 11, 2001      Sept 30, 2001(2)   December 11, 2001(3)
SPENDING CATEGORY
Network COGS                   $   475,000           $ 475,000           $ 475,000            $      --             $     --
Payroll                            200,000 (4)         200,000              90,000 (5)           25,000 (6)           25,000
Equipment Leases                   200,000             150,000 (7)         150,000                   --                   --
Capital Expenditures               100,000              70,000 (8)          50,000 (8)           50,000                   --
Other SG&A                         100,000              75,000 (9)          75,000               75,000               75,000
Net Other                          (75,000)(10)        (75,000)            (75,000)             (20,000)             (20,000)
                               -----------           ---------           ---------            ---------             --------
TOTAL BURN PER DAY             $ 1,000,000           $ 895,000           $ 765,000            $ 130,000             $ 80,000


NOTES

-------------------

1) Excludes employees' trusts for retention & severance (with reversionary interest) established on or before July 20, 2001, PTO and bonuses and any WARN Act liabilities (of which the company believes there will be none)

2) Complete transfer of lines / network OR shut down network, finish building construction

3)   90 day winddown period

4)   990 employees

5)   250 employees

6)   70 employees

7) Reject GATX 1981 ($1.5 million / month); continue paying GATX 1903 & Cisco as long as equipment is being used

8)   Suspend all IT and Network spending; estimate 30 days "lag" time

9) Stop payments on excess building leases; restrict all T&E; increased professional fees

10) Collections at $4-5 million per month (assumes current collections rate); interest income; CO grooming labor

                 SCHEDULE B: PROPOSED ALLOCATION OF PROCEEDS(1)
                                 ($ IN MILLIONS)

PERCENT RECOVERY TO      BONDHOLDER AGGREGATE     INCREMENTAL SHARED        ADDITIONAL            AGGREGATE
    BONDHOLDERS            RECOVERY AMOUNTS          PERCENTAGE OF          INCREMENTAL        DOLLARS SHARED
                                                  BONDHOLDER RECOVERY      DOLLARS SHARED      WITH EQUITY(2)
    0.0% - 2.8%                 $0-24.999                3.50%                   --             $0.0 - $0.9
    2.8% - 5.7%                $25-49.999                3.50%                   --             $0.9 - $1.8
    5.7% - 8.5%                $50-74.999                3.50%                   --             $1.8 - $2.6
    8.5% - 11.3%               $75-99.999                3.50%                   --             $2.6 - $3.5
   11.3% - 14.2%              $100-124.999               5.50%                  0.0             $3.5 - $4.9
   14.2% - 17.0%              $125-149.999               5.50%                   --             $4.9 - $6.3
   17.0% - 19.9%              $150-174.999               5.50%                   --             $6.3 - $7.6
   19.9% - 22.7%              $175-199.999               5.50%                   --             $7.6 - $9.0
      22.7% +                $200 and above              7.50%                   --               $9.0 +

-------------------

(1)  All amounts exclude $41.4 million in escrowed interest.

(2) Payments of amounts to equity will be shared ratably among all members of the bondholder class.

                                    EXHIBIT C

                    (TO TERM SHEET - EMPLOYMENT AGREEMENTS)

                                    EXHIBIT D

                         (TO TERM SHEET - MOTION INDEX)

                                    EXHIBIT D

       SCHEDULE OF MOTIONS PROVIDED TO ADVISORS TO CONSENTING NOTEHOLDERS

                                                                                TAB
Rhythms NetConnections Inc. Petition ...........................................   1

Rhythms Links Inc. Petition ....................................................   2

Rhythms Links Inc. -Virginia Petition ..........................................   3

Rhythms Leasing Inc. Petition ..................................................   4

RCanada, Inc. Petition .........................................................   5

Affidavit of J. W. Braukman III Pursuant to Local Bankruptcy Rule 1007-2 .......   6

Order Pursuant to Local Rule 1007-2(e) Scheduling Initial Case
Conference and Other Hearing Dates .............................................   7

Joint Administration ...........................................................   8
-MOTION
-ORDER

Extending Time to File Schedules of Assets and Liabilities,
Schedules of Current Income and Expenditures, Schedules of Executory
Contracts and Unexpired Leases, and Statements of Financial Affairs ............   9
-MOTION
-ORDER
-EXHIBIT A: AFFIDAVIT AND DISCLOSURE STATEMENT OF PAUL BASTA ON BEHALF OF WGM
-EXHIBIT B: RETENTION CHECKLIST

Notice Procedures ..............................................................  10
-MOTION
-ORDER
-MASTER SERVICE LIST

Authorization to (A) Maintain Existing Bank Accounts
and (B) Continue Centralized Cash Management Systems ...........................  11
-MOTION
-ORDER
-EXHIBIT A: RHYTHMS NETCONNECTIONS BANK ACCOUNTS

Prepetition Employee Obligations ...............................................  12
-MOTION
-ORDER

WGM Retention ..................................................................  13
-APPLICATION
-ORDER
-EXHIBIT A: AFFIDAVIT AND DISCLOSURE STATEMENT OF PAUL BASTA ON BEHALF OF WGM
-EXHIBIT B: RETENTION CHECKLIST

Brownstein Hyatt & Farber, P.C .................................................  14
-APPLICATION
-ORDER
-EXHIBIT A: AFFIDAVIT OF JOHN L. RUPPERT
-EXHIBIT B: RETENTION CHECKLIST

[Intentionally Omitted] ........................................................  15

PricewaterhouseCoopers LLP .....................................................  16
-APPLICATION
-ORDER
-EXHIBIT A: AFFIDAVIT OF DAVID R. WILLIAMS
-EXHIBIT B: DISPUTE RESOLUTION PROCEDURES

Blumenfeld & Cohen .............................................................  17
-APPLICATION
-ORDER
-AFFIDAVIT OF KUNIN

Matzov, Salzman, Madoff & Gunn .................................................  18
-APPLICATION
-ORDER
-AFFIDAVIT OF MSMG

Ordinary Course Professionals ..................................................  19
-MOTION
-ORDER
-EXHIBIT A: LIST OF ORDINARY COURSE PROFESSIONALS
-EXHIBIT B: RETENTION QUESTIONAIRE

Interim Compensation ...........................................................  20
-MOTION
-ORDER

Bankruptcy Services L.L.C ......................................................  21

-APPLICATION
-ORDER
-EXHIBIT A: BSI AGREEMENT
-EXHIBIT B: THE GERBER AFFIDAVIT

Utilities ......................................................................  22
-MOTION
-ORDER
-EXHIBIT A: RHYTHMS NETCONNECTIONS UTILITIES

Investment Practices ...........................................................  23
-APPLICATION
-ORDER
-EXHIBIT A: INVESTMENT GUIDELINES
-EXHIBIT B: INVESTMENT ACCOUNTS

Sale Motion ....................................................................  24
-MOTION
-ORDER
-AFFIDAVIT
-EXHIBIT A: AUCTION PROCEDURES
-EXHIBIT B: NOTICE OF AUCTION PROCEDURES, AUCTION DATE, AND SALE HEARING
-EXHIBIT C: ASSET PURCHASE AGREEMENT
-EXHIBIT D: PURCHASE AGREEMENT
-EXHIBIT E: AGREEMENT TO ASSIGN AND ASSUME

Assumption of Two Executive Employment Agreements ..............................  25
-MOTION
-ORDER

                                       3